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                                                                    Exhibit 99.1


[Narrowstep Logo]


FOR IMMEDIATE RELEASE

NARROWSTEP CHAIRMAN STEPS DOWN

NEW YORK, NY (OCTOBER 20, 2006) - Narrowstep Inc. (OTC BB: NRWS), the TV on the Internet Company, announced that Peter Siddall, 59, has resigned as Chairman of the Board and a Director of Narrowstep Inc., effective immediately, in order to spend more time with his family.

Steve Beaumont, CEO of Narrowstep Inc, said, "I'd like to thank Peter for the enormous contribution he has made to Narrowstep's progress so far. We wish Peter good luck in the future."

Mr. Siddall has been a member of the Board since the Company's inception and is the father-in-law of Iolo Jones, the Company's Founder and Chief Strategy Officer.

                                      ENDS

ABOUT NARROWSTEP(TM)
--------------------

Narrowstep(TM) Inc. (OTC BB: NRWS), the TV on the Internet company, is a leading global provider of broadband television services. Narrowstep's proprietary technologies and customer-focused services enable TV channels to be delivered over the Internet. 90+ companies worldwide have chosen Narrowstep because it offers the most television-like and true community building broadband experience. The company's telvOS(TM) (Television Operating System(TM)) and nBed(TM) technologies enables the most comprehensive delivery of video to mobile, wireless, Internet, broadband, video-over-IP and entirely new IP-delivered broadcast services. For more information, go to WWW.NARROWSTEP.COM or call 020 7498 3377.

FOR FURTHER INFORMATION PLEASE CONTACT:

JESSE DEAL                                           CYNTHIA COOPER
ALLEN & CARON                                        NARROWSTEP INC.
212-691-8087                                         212-404-1860
JESSE@ALLENCARON.COM                                 CCOOPER@NARROWSTEP.COM